UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2018
MACY’S, INC.
7 West Seventh Street, Cincinnati, Ohio 45202
(513) 579-7000
-and-
151 West 34th Street, New York, New York 10001
(212) 494-1602

Delaware (State of Incorporation)	1-13536 (Commission File Number)	13-3324058 (IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On April 4, 2018, Macy’s, Inc. the (“Company”) issued a press release announcing that Karen Hoguet, Chief Financial Officer, has decided to retire. At the Company’s request, Ms. Hoguet will remain with the Company until February 2, 2019, the completion of the Company’s fiscal year, to ensure a smooth transition.

(e)
In connection with Ms. Hoguet’s anticipated retirement, on April 3, 2018, the Company and Ms. Hoguet entered into a retention letter agreement (the “Retention Agreement”) providing for Ms. Hoguet’s continued employment through February 2, 2019 (the “Retention Period”). During the Retention Period, Ms. Hoguet will continue in her role as Chief Financial Officer until a successor is appointed, after which she will assume an advisory role until the end of the Retention Period.

Pursuant to the Retention Agreement, Ms. Hoguet is entitled to receive, contingent on her execution and non-revocation of a release of claims in favor of the Company, a retention bonus of $500,000, payable at the completion of the Retention Period, a fiscal year 2018 bonus determined based on the actual level of achievement of the applicable performance conditions, a fiscal year 2018 equity award with a grant date value of $1,500,000 in the form of restricted stock units vesting ratably over three years, and full vesting (without regard to the proration provisions applicable to a retirement under the terms of such awards) of her 2017 performance restricted stock units based on the actual level of achievement of the applicable performance goals. These payments are generally subject to Ms. Hoguet’s continued employment with the Company through the completion of the Retention Period, provided that Ms. Hoguet will be deemed to have remained employed through the Retention Period for purposes of her entitlement to these payments, and for purposes of all of her outstanding Company equity awards, if her employment is terminated by the Company without cause or due to her resignation following a material breach of the Retention Agreement by the Company. The Retention Agreement further provides that, effective as of the date of the Retention Agreement, Ms. Hoguet is no longer eligible to participate in the Company’s Executive Severance Plan.
The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Agreement filed herewith as Exhibit 10.1.
Item 9.01.    Financial Statements and Exhibits.
(d)        Exhibits.

10.1	Retention Letter Agreement between Macy’s, Inc. and Karen Hoguet, dated April 3, 2018

MACY’S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2018	MACY’S, INC. By: /s/Elisa D. Garcia Name: Elisa D. Garcia Title: Chief Legal Officer and Secretary

Exhibit 10.1

Retention Letter Agreement between Macy’s, Inc. and Karen Hoguet, dated April 3, 2018.
(see attached)